10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVIDEND AND INCOME FUND

August 1, 2004 through January 31, 2005

Issuer:	Dresser Rand Group Inc., 7.375% due 11/1/2014
Trade Date:  10/14/2004
Selling Dealer:	Morgan Stanley
Amount:	50,000
Price:	100.00
% of Issue:  1.57% A

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases of by other affiliated mutual funds and discretionary accounts in the amount of 6,540,000.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A



Issuer:  HCA Inc.
Trade Date:  11/16/2004
Selling Dealer: JP Morgan Chase
Amount:   100,000
Price:  99.67
% Received by Fund: 0.013%%
% of Issue (1): 2.667% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 19,900,000.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A